EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Monte Zweben, the Chief Executive Officer of Blue Martini Software, Inc. (the “Company”), and Robert E. Cell, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, to the which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of quarter covered by the Periodic Report and the results of operations of the Company for that quarter.

Dated: March 25, 2003

/s/ MONTE ZWEBEN
Monte Zweben Chief Executive Officer

/s/ ROBERT E. CELL
Robert E. Cell Chief Financial Officer